Exhibit T3F-2
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                              CROSS-REFERENCE TABLE

Trust Indenture
Act Section                                                  Indenture Section
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310(a)..................................................            7.10
   (b)..................................................            7.10
   (b)(1)...............................................            7.10
311(a)..................................................            7.11
   (b)..................................................            7.11
312(b)..................................................            11.3
   (c)..................................................            11.3
313                                                                  7.6
314(a)(4)...............................................             3.4
316(c)..................................................             9.4